Exhibit 99.1

CENTRAL EUROPEAN MEDIA ENTERPRISES
REPORTS RESULTS FOR THE THIRD QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 2010

YTD Net income attributable to CME of $126.3 million

THIRD QUARTER
- Net Revenues of $134.4 million -
- OIBDA loss of $(4.5) million –

NINE MONTHS
- Net Revenues of $479.7 million -
- OIBDA of $42.5 million -

HAMILTON, BERMUDA, October 27, 2010 – Central European Media Enterprises Ltd. (“CME” or the “Company”) (NASDAQ/Prague Stock Exchange - CETV) today announced financial results for the three months and nine months ended September 30, 2010.

Net revenues for the third quarter of 2010 increased $6.1 million to $134.4 million, compared to the third quarter of 2009. OIBDA¹ for the quarter decreased $2.0 million to a loss of $(4.5) million.   Operating loss for the quarter increased $4.6 million to $25.3 million. Net income attributable to the shareholders of CME for the quarter increased $25.0 million to $3.4 million. Fully diluted income per share for the quarter increased by $0.40 to $0.05.  Results for the third quarter of 2010 include the Media Pro Entertainment and bTV businesses acquired by CME in December 2009 and April 2010, respectively, and exclude CME’s former Ukraine operations which were disposed of in April 2010.

Net revenues for the nine months ended September 30, 2010 increased $32.2 million to $479.7 million, compared to the nine months ended September 30, 2009. OIBDA for the nine months decreased $28.4 million to $42.5 million.  Operating loss for the nine months decreased $44.2 million to $19.0 million. Net income attributable to the shareholders of CME for the nine months increased $168.2 million to $126.3 million, and fully diluted income per share for the nine months increased by $2.78 to $1.97.

Adrian Sarbu, President and Chief Executive Officer of CME, commented: “Our strategy to reposition CME as a vertically integrated media company is working. Our results today are stronger than a year ago. The recent refinancing has improved our liquidity position and we have started to repurchase debt opportunistically. The audience leadership and high operating leverage which we built, together with our strong liquidity, will enable us to further reduce gross debt and interest cost as our markets are expected to improve next year. With recovery continuing in the Czech Republic, Slovenia and Croatia in Q4, we are on track to deliver full year OIBDA guidance of $100 - 115 million.”

-    continued –

1 OIBDA is Operating Income before Depreciation and Amortization, which is equivalent to our former definition of EBITDA, as defined in ‘Segment Data’ below.    Consolidated OIBDA, which is set out  here, is equal to the OIBDA for each of our segments less central costs (which include non-cash stock-based compensation).

Consolidated Results for the Three Months Ended September 30, 2010

Net revenues for the three months ended September 30, 2010 increased by 4.8% to $134.4 million from $128.2 million for the three months ended September 30, 2009.  Operating loss for the quarter was $25.3 million compared to a loss of $20.7 million for the three months ended September 30, 2009.  Net income attributable to the shareholders of CME for the quarter was $3.4 million compared to a loss of $21.6 million for the three months ended September 30, 2009.  Fully diluted income per share for the three months ended September 30, 2010 increased $0.40 to $0.05.

OIBDA loss for the three months ended September 30, 2010 increased to $4.5 million from $2.5 million in the three months ended September 30, 2009. OIBDA margin for the three months ended September 30, 2010 was negative 3.3% compared to negative 2.0% in the three months ended September 30, 2009.

Headline Consolidated Results for the three months ended September 30, 2010 and 2009 were:

	RESULTS (Unaudited)
	For the Three Months Ended September 30,
	(US $000’s)
	2010	2009	$ change	% change
Net revenues	$134,354	$128,235	$6,119	4.8%
OIBDA	(4,487)	(2,532)	(1,955)	(77.2)%
Operating loss	(25,345)	(20,731)	(4,614)	(22.3)%
Net income / (loss) attributable to CME Ltd.	3,416	(21,550)	24,966	115.9%
Fully diluted income / (loss) per share	$0.05	$(0.35)	$0.40	114.3%

Consolidated Results for the Nine Months Ended September 30, 2010

Net revenues for the nine months ended September 30, 2010 increased by 7.2% to $479.7 million from $447.5 million for the nine months ended September 30, 2009.  Operating loss for the period was $19.0 million compared to a loss of $63.3 million for the nine months ended September 30, 2009.  Net income attributable to the shareholders of CME for the period was $126.3 million compared to a net loss of $41.9 million for the nine months ended September 30, 2009.  Fully diluted income per share for the nine months ended September 30, 2010 was $1.97, an increase of $2.78 compared to the nine months ended September 30, 2009.  We recognized a gain on the disposal of our former operations in Ukraine, which have been treated as discontinued operations for all periods presented, of $217.6 million.

OIBDA for the nine months ended September 30, 2010 decreased to $42.5 million from $71.0 million in the nine months ended September 30, 2009. OIBDA margin for the nine months ended September 30, 2010 was 8.9% compared to 15.9% in the nine months ended September 30, 2009.

Headline results for the nine months ended September 30, 2010 and 2009 were:

	RESULTS (Unaudited)
	For the Nine Months Ended September 30, (US $000’s)
	2010	2009	$ change	% change
Net revenues	$479,721	$447,522	$32,199	7.2%
OIBDA	42,547	70,965	(28,418)	(40.0)%
Operating loss	(19,026)	(63,259)	44,233	69.9%
Net income / (loss) attributable to CME Ltd.	126,291	(41,907)	168,198	Nm
Fully diluted income / (loss) per share	$1.97	$(0.81)	$2.78	Nm

Segment Results

We evaluate the performance of our operations based on Net Revenues and OIBDA.

Our Net Revenues and Consolidated OIBDA for the three months ended September 30, 2010 and 2009 were:

	SEGMENT RESULTS (Unaudited)
	For the Three Months Ended September 30, (US $000's)
	2010	2009	$ change	% change
Broadcast	$123,549	$125,930	$(2,381)	(1.9)%
New Media	2,111	2,304	(193)	(8.4)%
Media Pro Entertainment	26,510	18,577	7,933	42.7%
Intersegment revenues	(17,816)	(18,576)	760	4.1%
Net Revenues	$134,354	$128,235	$6,119	4.8%

Broadcast	$8,225	$7,942	$283	3.6%
New Media	(1,562)	(3,589)	2,027	56.5%
Media Pro Entertainment	(2,185)	1,943	(4,128)	(212.5)%
Central	(8,256)	(7,109)	(1,147)	(16.1)%
Intersegment elimination	(709)	(1,719)	1,010	58.8%
Consolidated OIBDA	$(4,487)	$(2,532)	$(1,955)	(77.2)%

Our Net Revenues and Consolidated OIBDA for the nine months ended September 30, 2010 and 2009 were:

	SEGMENT RESULTS (Unaudited)
	For the Nine Months Ended September 30,
	(US $000's)
	2010	2009	$ change	% change
Broadcast	$449,555	$440,967	$8,588	1.9%
New Media	7,061	6,446	615	9.5%
Media Pro Entertainment	92,868	65,412	27,456	42.0%
Eliminations	(69,763)	(65,303)	(4,460)	(6.8)%
Net Revenues	$479,721	$447,522	$32,199	7.2%

Broadcast	$86,913	$103,750	$(16,837)	(16.2)%
New Media	(6,369)	(6,310)	(59)	(0.9)%
Media Pro Entertainment	(4,063)	4,054	(8,117)	(200.2)%
Central	(31,123)	(24,176)	(6,947)	(28.7)%
Eliminations	(2,811)	(6,353)	3,542	55.8%
Consolidated OIBDA	$42,547	$70,965	$(28,418)	(40.0)%

CME will host a teleconference and video webcast to discuss its third quarter results on Wednesday, October 27, 2010 at 9:00 a.m. New York time (2:00 p.m. London time and 3:00 p.m. Prague time). The video webcast and teleconference will refer to presentation slides which will be available on CME’s website at www.cetv-net.com prior to the call.

To access the teleconference, U.S. and international callers may dial +1 785-424-1054 ten minutes prior to the start time and reference passcode 7CETVQ3.  The conference call will be video webcasted live via www.cetv-net.com.

The video webcast and a digital audio replay in MP3 format will be available for two weeks following the call at www.cetv-net.com.

Forward-Looking and Cautionary Statements

This press release contains forward-looking statements. For all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy or are otherwise beyond our control and some of which might not even be anticipated.  Forward-looking statements reflect our current views with respect to future events and because our business is subject to such risks and uncertainties, actual results, our strategic plan, our financial position, results of operations and cash flows could differ materially from those described in or contemplated by the forward-looking statements.

For a more detailed description of these uncertainties and other factors, please see the "Risk Factors" section in CME’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2010, which was filed with the Securities and Exchange Commission on October 27, 2010. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise.

This press release should be read in conjunction with our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2010 filed with the Securities and Exchange Commission on October 27, 2010, our Annual Report on Form 10-K for the year ended December 31, 2009 filed with the Securities and Exchange Commission on February 24, 2010 and our Current Report on Form 8-K filed with the Securities and Exchange Commission on October 8, 2010.

We make available free of charge on our website at www.cetv-net.com our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission.

CME is a vertically integrated media and entertainment company operating leading broadcasting, internet and TV content businesses in six Central and Eastern European countries with an aggregate population of approximately 50 million people. CME’s television stations are located in Bulgaria (bTV, bTV Cinema, bTV Comedy, Pro.bg and Ring.bg), Croatia (Nova TV), Czech Republic (TV Nova, Nova Cinema, Nova Sport and MTV Czech), Romania (PRO TV, PRO TV International, Acasa, PRO Cinema, Sport.ro and MTV Romania), Slovakia (TV Markíza and Doma) and Slovenia (POP TV, Kanal A and POP Brio). CME is traded on the NASDAQ and the Prague Stock Exchange under the ticker symbol “CETV”.

###

For additional information, please visit www.cetv-net.com or contact:

Romana Wyllie,
Vice President - Corporate Communications,
Central European Media Enterprises
+420 242 465 525
romana.wyllie@cme-net.com

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
(US$ 000’s, except share and per share data)
(Unaudited)

	For the Three Months Ended September 30,
	2010	2009
Net revenues	$134,354	$128,235
Operating expenses:
Operating costs	29,050	31,779
Cost of programming	81,658	74,304
Depreciation of property, plant and equipment	13,341	13,357
Amortization of broadcast licenses and other intangibles	6,996	4,707
Cost of revenues	131,045	124,147
Selling, general and administrative expenses (including non-cash stock based compensation of $1.9 million and $1.6 million in the three months ended September 30, 2010 and 2009, respectively)	28,654	24,819
Operating loss	(25,345)	(20,731)
Interest expense, net	(31,046)	(26,605)
Foreign currency exchange gain, net	62,009	33,149
Change in fair value of derivatives	(1,229)	(3,259)
Other income	1	26
Income / (loss) from continuing operations before tax	4,390	(17,420)
Provision for income taxes	(973)	(937)
Income / (loss) from continuing operations	3,417	(18,357)
Discontinued operations, net of tax	-	(5,937)
Income / (loss) from discontinued operations	-	(5,937)
Net income / (loss)	3,417	(24,294)
Net (income) / loss attributable to noncontrolling interests	(1)	2,744
Net income / (loss) attributable to CME Ltd.	$3,416	$(21,550)

PER SHARE DATA:
Net income / (loss) per share
Continuing operations – Basic and diluted	$0.05	$(0.25)
Discontinued operations – Basic and diluted	0.00	(0.10)
Net income / (loss) attributable to CME Ltd – Basic and diluted	$0.05	$(0.35)

Weighted average common shares used in computing per share amounts (000’s):
Basic	64,337	61,337
Diluted	64,497	61,337

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS (continued)
(US$ 000’s, except share and per share data)
(Unaudited)

	For the Nine Months Ended September 30,
	2010	2009
Net revenues	$479,721	$447,522
Operating expenses:
Operating costs	83,826	83,909
Cost of programming	268,610	221,464
Depreciation of property, plant and equipment	40,530	36,780
Amortization of broadcast licenses and other intangibles	18,690	14,790
Cost of revenues	411,656	356,943
Selling, general and administrative expenses (including non-cash stock based compensation of $5.1 million and $4.6 million in the nine months ended September 30, 2010 and 2009, respectively)	87,091	71,995
Impairment charge	-	81,843
Operating loss	(19,026)	(63,259)
Interest expense, net	(92,566)	(68,870)
Foreign currency exchange gain, net	23,842	115,922
Change in fair value of derivatives	(2,261)	(4,444)
Other (expense) / income	(200)	246
Loss from continuing operations before tax	(90,211)	(20,405)
Provision for income taxes	(1,271)	(298)
Loss from continuing operations	(91,482)	(20,703)
Discontinued operations, net of tax	(3,922)	(28,425)
Gain on disposal of discontinued operations	217,619	-
Income / (loss) from discontinued operations	213,697	(28,425)
Net income / (loss)	122,215	(49,128)
Net loss attributable to noncontrolling interests	4,076	7,221
Net income / (loss) attributable to CME Ltd.	$126,291	$(41,907)

PER SHARE DATA:
Net income / (loss) per share
Continuing operations – Basic and diluted	$(1.37)	$(0.26)
Discontinued operations – Basic and diluted	3.34	(0.55)
Net income / (loss) attributable to CME Ltd – Basic and diluted	$1.97	$(0.81)

Weighted average common shares used in computing per share amounts (000’s):
Basic	63,918	51,802
Diluted	63,918	51,802

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONSOLIDATED BALANCE SHEETS
(US$ 000’s)
(Unaudited)

	September 30, 2010	December 31, 2009
ASSETS
Cash and cash equivalents	$302,905	$445,954
Other current assets	341,982	349,158
Assets held for sale	-	86,349
Total current assets	644,887	881,461
Property, plant and equipment, net	255,682	274,710
Goodwill and other intangible assets, net	1,887,042	1,489,516
Other non-current assets	253,018	227,100
Total assets	$3,040,629	$2,872,787
LIABILITIES AND EQUITY
Accounts payable and accrued liabilities	$196,183	$199,175
Current portion of long-term debt and other financing arrangements	14,392	117,910
Liabilities held for sale	-	22,193
Other current liabilities	21,433	12,840
Total current liabilities	232,008	352,118
Long-term debt and other financing arrangements	1,384,812	1,259,958
Other non-current liabilities	113,688	88,871
Total liabilities	1,730,508	1,700,947

EQUITY
Common Stock	5,147	5,083
Additional paid-in capital	1,375,583	1,410,587
Accumulated deficit	(207,702)	(333,993)
Accumulated other comprehensive income	116,739	95,912
Total CME Ltd. shareholders’ equity	1,289,767	1,177,589
Noncontrolling interests	20,354	(5,749)
Total equity	1,310,121	1,171,840
Total liabilities and equity	$3,040,629	$2,872,787

Segment Data

Since January 1, 2010, we have managed our business on a divisional basis with three operating segments: Broadcast, New Media and Media Pro Entertainment, our content division.  We evaluate the performance of our segments based on net revenues and OIBDA, which is also used as a component in determining management bonuses.

OIBDA, which includes costs for program rights amortization costs, is determined as operating income / (loss) before depreciation and amortization of intangible assets.  In the past, our  definition of EBITDA excluded foreign currency exchange gains and losses and changes in the fair value of derivatives.  In effect, the amount arrived at by excluding those two items as well as interest and taxes from earnings is equal to OIBDA.  Items that are not allocated to our segments for purposes of evaluating their performance and therefore are not included in their OIBDA, include stock-based compensation and certain unusual or infrequent items (e.g., impairments of assets or investments).

Below are tables showing each of our Net Revenues and OIBDA by segment for the three and nine months ended September 30, 2010 and 2009, together with a reconciliation of OIBDA to our Consolidated Statement of Operations:

(US $000'S)	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2010	2009	2010	2009
Net Revenues
Broadcast:
Bulgaria	$13,706	$920	$32,440	$2,397
Croatia	8,181	6,772	34,691	30,825
Czech Republic	47,268	52,735	173,140	178,951
Romania	29,065	35,894	109,175	119,925
Slovak Republic	16,049	19,076	58,859	67,517
Slovenia	9,280	10,533	41,250	41,352
Total Broadcast	$123,549	$125,930	$449,555	$440,967
New Media	$2,111	$2,304	$7,061	$6,446
Media Pro Entertainment	$26,510	$18,577	$92,868	$65,412
Intersegment revenues	(17,816)	(18,576)	(69,763)	(65,303)
Total Net Revenues	$134,354	$128,235	$479,721	$447,522

OIBDA
Broadcast:
Bulgaria	$(3,312)	$(12,169)	$(11,120)	$(29,187)
Croatia	(1,508)	(3,306)	1,420	(857)
Czech Republic	13,755	19,006	74,447	80,620
Romania	4,319	9,792	19,589	38,822
Slovak Republic	(3,842)	(2,263)	(4,955)	8,302
Slovenia	(657)	(1,433)	8,849	7,735
Divisional costs	(530)	(1,685)	(1,317)	(1,685)
Total Broadcast	$8,225	$7,942	$86,913	$103,750
New Media	(1,562)	(3,589)	(6,369)	(6,310)
Media Pro Entertainment	(2,185)	1,943	(4,063)	4,054
Central	(8,256)	(7,109)	(31,123)	(24,176)
Intersegment elimination	(709)	(1,719)	(2,811)	(6,353)
Total OIBDA	$(4,487)	$(2,532)	$42,547	$70,965

(US $000's) Reconciliation to Consolidated Statement of Operations:	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2010	2009	2010	2009

Total OIBDA	$(4,487)	$(2,532)	$42,547	$70,965
Depreciation of property, plant and equipment	13,862	13,492	42,883	37,591
Amortization of intangible assets	6,996	4,707	18,690	14,790
Impairment	-	-	-	81,843
Operating loss	$(25,345)	$(20,731)	$(19,026)	$(63,259)
Interest expense, net	(31,046)	(26,605)	(92,566)	(68,870)
Foreign currency exchange gain, net	62,009	33,149	23,842	115,922
Change in fair value of derivatives	(1,229)	(3,259)	(2,261)	(4,444)
Other income / (expense)	1	26	(200)	246
Provision for income taxes	(973)	(937)	(1,271)	(298)
Income / (loss) from continuing operations	$3,417	$(18,357)	$(91,482)	$(20,703)